EXHIBIT 99.1

Pacer International Reports Three Fold Increase in Income from Operations for the Fourth Quarter

DUBLIN Ohio, February 9, 2012(BUSINESS WIRE)—Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the three-month period and the year ended December 31, 2011.

FOURTH QUARTER RESULTS

•	Income from operations more than tripled, increasing by $3.2 million to $4.2 million;

•	Earnings per share improved by $0.06 to be $0.03 in 2011;

•	2011 adjusted earnings per share, which reflects the elimination of the deferred tax assets adjustment, is $0.07. See tabular reconciliation of adjusted earnings per share;

•

Intermodal revenues improved by $8.5 million or 3.0%, while logistics revenues decreased by 25.8% to $68.3 million primarily due to the absence of the low-margin military shipments in our international operations in the 2011 period. Overall, revenues decreased by 4.1% to $358.0 million;

•	Intermodal gross margin improved by $2.0 million but Logistics gross margin declined by $3.2 million;

•	Selling, general and administrative expenses decreased by $4.5 million or 11.4%;

•

Interest expense decreased by $2.4 million primarily due to loan origination costs of $1.6 million expensed in the 2010 period and lower borrowing levels; and income tax expense was $2.6 million which includes a $1.2 million adjustment to the deferred tax assets reflecting actions taken to lower our effective tax rate. The adjustment reduced earnings per share by $0.04.

(In millions, except for per share data)

	2011				2010
	Q1	Q2	Q3	Q4	Q4
Revenue	$358.4	$386.3	$375.8	$358.0	$373.3
Gross margin	$42.1	$46.3	$46.0	$41.0	$42.2
Gross margin %	11.7%	12.0%	12.2%	11.5%	11.3%
SG&A	$36.5	$37.0	$37.5	$35.0	$39.5
Income from operations	3.9	7.5	11.4	4.2	1.0
Interest expense	0.6	0.7	0.5	0.5	2.9
Earnings per share	$0.06	$0.12	$0.19	$0.03	$(0.03)

“We are pleased with our fourth consecutive quarter of more than doubling our earnings year over year. Our company continues to drive double digit earnings growth despite the turbulent global economic environment. We continue to generate positive cash flow, as our cash flow from operations has increased more than $17 million during 2011. We now look for opportunities to reinvest our cash back into our business to drive future earnings growth” said John J. Hafferty, CFO of Pacer.

ANNUAL RESULTS

•	Income from operations more than tripled, increasing by $18.9 million to $27.0 million. The 2010 period was negatively impacted by Hurricane Alex by approximately $3.5 million to $4.0 million;

•	Earnings per share improved by $0.37 to be $0.40 in 2011;

•	2011 adjusted earnings per share, which reflects the elimination of the deferred tax assets adjustment, is $0.43. See tabular reconciliation of adjusted earnings per share;

•

Intermodal revenues improved by $109.1 million or 10.2% excluding revenues from the transitioned east-west big box business during 2010, while logistics revenues decreased by 28.1% to $303.5 million primarily due to the absence of the low-margin military shipments in our international operations in the 2011 period;

•	Intermodal gross margin improved by $12.5 million but logistics declined by $4.9 million;

•	Selling, general and administrative expenses decreased $9.7 million or 6.2%;

•	Other income improved by $2.3 million due to the sale of railcar assets in the 2011 period;

•	Interest expense decreased by $4.3 million due to a decrease in average debt in 2011 and loan origination costs expensed in the 2010 period;

•

Income tax expense was $10.8 million which includes a $1.2 million adjustment to the deferred tax assets reflecting actions taken to lower our effective tax rate. The adjustment reduced 2011 earnings per share by $0.03; and

•	Cash flows from operations were $33.4 million, which is an improvement of $17.3 million over the prior period.

(In millions, except for per share data)

	2011	2010
Revenue	$1,478.5	$1,502.8
Gross margin	$175.4	$167.8
Gross margin %	11.9%	11.2%
SG&A	$146.0	$155.7
Other income	(4.8)	(2.5)
Income from operations	27.0	8.1
Net income (loss)	13.9	0.9
Earnings per share	$0.40	$0.03

“Overall a good quarter, earnings were significantly better than prior year through costs controls, improving yields and network efficiencies. We continue to focus on our growth in this attractive intermodal environment and to accelerate financial improvements in our logistics businesses. These will be key areas of focus for us the first half of 2012.” said Daniel W. Avramovich, chairman and CEO of Pacer.

A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above and elsewhere in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the reconciliation schedules attached to this press release.

2012 GUIDANCE

We are reconfirming our 2012 guidance and we expect revenues to range between $1.500 billion and $1.525 billion and earnings per share to range between $0.35 and $0.41.

CONFERENCE CALL TODAY Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 10:00 a.m. ET, today (Thursday, February 9, 2012). To participate, please call five minutes early by dialing (800) 230-1059(in USA) and ask for “Pacer International Earnings Call.” International callers can dial (612) 234-9960.

An audio-only, simultaneous Webcast of the live conference call can be accessed through the Investors link on the company’s website at www.pacer.com. For persons unable to participate in either the conference call or the Webcast, a digitized replay will be available from February 9, 2012 at 12:30 p.m. ET to March 9, 2012 at 11:59 p.m. ET. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 227842. During such period, the replay also can be accessed through the Investors link on the company’s website at www.pacer.com

ABOUT PACER INTERNATIONAL (www.pacer.com)

Pacer International, a leading asset-light North American freight transportation and logistics services provider, offers a broad array of services to facilitate the movement of freight from origin to destination through its intermodal and logistics operating segments. The intermodal segment offers container capacity, integrated local transportation services, and door-to-door intermodal shipment management. The logistics segment provides truck brokerage, warehousing and distribution, international freight forwarding, and supply-chain management services. For more information on Pacer International visit www.pacer.com.

SOURCE: Pacer International, Inc.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission. These non-GAAP measures are adjusted intermodal revenues, which exclude the impact of the transition of the east-west big box IMC business in 2010, and adjusted earnings per share, which reflects the elimination of the deferred tax asset adjustment in 2011. Non-GAAP measures are used by management and the Board of Directors in their analysis of the company’s ongoing core operating performance. Management believes that the non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS—This press release contains or may contain forward-looking statements, including earnings per share, and revenue guidance for fiscal year 2012, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the current U.S. and global economic environment and the timing and strength of economic recovery in the U.S. and internationally; industry trends, including changes in the costs of services from rail, motor, ocean and air transportation providers; and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which are incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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INVESTOR CONTACT:

Pacer International, Inc.

Steve Markosky, 614-923-1703

VP Investor Relations & Financial Planning & Analysis

steve.markosky@pacer.com

MEDIA CONTACT:

Princeton Partners

Erin Bijas

Senior Account Manager, Public Relations

(609) 452-8500 x118; 732-895-0792 (mobile)

ebijas@princetonpartners.com

Pacer International, Inc.

Unaudited Condensed Consolidated Balance Sheet

(in millions)

	December 31, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$24.0	$4.2
Accounts receivable, net	133.5	152.5
Prepaid expenses and other	12.3	15.4
Deferred income taxes	4.0	6.3

Total current assets	173.8	178.4

Property and equipment
Property and equipment, cost	99.8	97.4
Accumulated depreciation	(56.1)	(53.7)

Property and equipment, net	43.7	43.7

Other assets
Deferred income taxes	14.1	24.3
Other assets	11.7	15.5

Total other assets	25.8	39.8

Total assets	$243.3	$261.9

Liabilities & Equity

Current liabilities
Book overdraft	$—	$2.7
Accounts payable and other accrued liabilities	127.1	144.8

Total current liabilities	127.1	147.5

Long-term liabilities
Bank borrowings	—	13.4
Other	0.9	2.5

Total long-term liabilities	0.9	15.9

Total liabilities	128.0	163.4

Stockholders’ equity
Common stock	0.4	0.4
Additional paid-in-capital	304.7	302.5
Accumlated deficit	(190.2)	(204.1)
Accumulated other comprehensive income (loss)	0.4	(0.3)

Total stockholders’ equity	115.3	98.5

Total liabilities and stockholders' equity	$243.3	$261.9

Pacer International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except share and per share data)

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues	$358.0	$373.3	$1,478.5	$1,502.8
Operating Expenses:
Cost of purchased transportation and services	293.9	307.7	1,208.4	1,240.5
Direct operating expense (excluding depreciation)	23.1	23.4	94.7	94.5
Selling, general and administrative expenses	35.0	39.5	146.0	155.7
Other income	—	(0.1)	(4.8)	(2.5)
Depreciation and amortization	1.8	1.8	7.2	6.5

Total operating expenses	353.8	372.3	1,451.5	1,494.7

Income from operations	4.2	1.0	27.0	8.1
Interest expense, net	(0.5)	(2.9)	(2.3)	(6.6)

Income (loss) before income taxes	3.7	(1.9)	24.7	1.5
Income tax expense (benefit)	2.6	(0.8)	10.8	0.6

Net income (loss)	$1.1	$(1.1)	$13.9	$0.9

Earnings per share:
Basic:
Earnings (loss) per share	$0.03	$(0.03)	$0.40	$0.03

Weighted average shares outstanding	34,978,646	34,911,913	34,959,819	34,921,594

Diluted:
Earnings (loss) per share	$0.03	$(0.03)	$0.40	$0.03

Weighted average shares outstanding	35,194,541	34,911,913	35,066,417	34,946,175

Pacer International, Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(in millions)

	Year Ended
	December 31, 2011	December 31, 2010
Cash Flows from Operating Activities
Net income	$13.9	$0.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7.2	6.5
Gain on sale of property and equipment	(0.1)	(2.5)
Gain on sale of railcar assets	(4.7)	—
Gain on sale lease-back transactions	(0.7)	(0.8)
Deferred taxes	12.4	5.2
Stock based compensation expense	2.4	1.3
Changes in operating assets and liabilities:
Accounts receivable, net	19.0	(0.2)
Prepaid expenses and other	3.1	11.1
Accounts payable and other accrued liabilities	(20.7)	(1.2)
Other assets	1.8	0.4
Other liabilities	(0.2)	(4.6)

Net cash provided by operating activities	33.4	16.1

Cash Flows from Investing Activities
Capital expenditures	(8.0)	(8.2)
Purchase of railcar assets	(22.1)	—
Net proceeds from sale of railcar assets	28.9	—
Net proceeds from sale lease-back transaction	—	2.4
Net proceeds from sales of property and equipment	1.1	2.8

Net cash used in investing activities	(0.1)	(3.0)

Cash Flows from Financing Activities
Net repayments under revolving line of credit	(13.4)	(9.6)
Debt issuance costs paid to third parties	—	(1.6)
Repurchase and retirement of Pacer common stock	(0.1)	(0.2)
Capital lease obligation repayment	—	(0.3)

Net cash used in financing activities	(13.5)	(11.7)

Net increase in cash and cash equivalents	19.8	1.4

Cash and cash equivalents—beginning of year	4.2	2.8

Cash and cash equivalents—end of year	$24.0	$4.2

Pacer International, Inc.

Unaudited Results by Segment

(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2011	2010	Change	% Change	2011	2010	Change	% Change
Revenues
Intermodal	$289.7	$281.2	$8.5	3.0%	$1,175.3	$1,081.5	$93.8	8.7%
Logistics	68.3	92.1	(23.8)	(25.8)	303.5	422.1	(118.6)	(28.1)
Inter-segment eliminations	—	—	—	—	(0.3)	(0.8)	0.5	(62.5)

Total	358.0	373.3	(15.3)	(4.1)	1,478.5	1,502.8	(24.3)	(1.6)
Cost of purchased transportation and services and direct operating expense 1/
Intermodal	261.0	254.5	6.5	2.6	1,051.4	970.1	81.3	8.4
Logistics	56.0	76.6	(20.6)	(26.9)	252.0	365.7	(113.7)	(31.1)
Inter-segment eliminations	—	—	—	—	(0.3)	(0.8)	0.5	(62.5)

Total	317.0	331.1	(14.1)	(4.3)	1,303.1	1,335.0	(31.9)	(2.4)
Gross margin
Intermodal	28.7	26.7	2.0	7.5	123.9	111.4	12.5	11.2
Logistics	12.3	15.5	(3.2)	(20.6)	51.5	56.4	(4.9)	(8.7)

Total	$41.0	$42.2	$(1.2)	(2.8)%	$175.4	$167.8	$7.6	4.5%
Gross margin percentage
Intermodal	9.9%	9.5%	0.4%		10.5%	10.3%	0.2%
Logistics	18.0	16.8	1.2		17.0	13.4	3.6

Total	11.5%	11.3%	0.2%		11.9%	11.2%	0.7%

1/	Direct operating expenses are only incurred in the intermodal segment

Pacer International, Inc.

Reconciliation of GAAP Revenues to Adjusted Revenues

For the Years Ended December 31, 2011 and December 31, 2010

(in millions)

	Year Ended December 31, 2011			Year Ended December 31, 2010				Adjusted Variance 2011 vs 2010	% Adjusted Variance 2011 vs 2010
	GAAP Results	Adjustments	Adjusted Results	GAAP Results	Adjustments		Adjusted Results
Revenues:
Intermodal	$1,175.3	$—	$1,175.3	$1,081.5	$(15.3	)1/	$1,066.2	$109.1	10.2%
Logistics	303.5	—	303.5	422.1	—		422.1	(118.6)	(28.1)
Inter-segment elimination	(0.3)	—	(0.3)	(0.8)	—		(0.8)	0.5	(62.5)

	$1,478.5	$—	$1,478.5	$1,502.8	$(15.3)		$1,487.5	$(9.0)	(0.6)%

1/	Adjustment reflects the elimination of the transitioned east-west big box revenues from intermodal marketing companies.

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results

For the Three Months and the Year

Ended December 31, 2011

(in millions, except share and per share data)

	Three Months Ended December 31, 2011				Year Ended December 31, 2011
	GAAP Results	Adjustments		Adjusted Results	GAAP Results	Adjustments		Adjusted Results
Income before income taxes	$3.7	—		$3.7	$24.7	—		$24.7
Income tax expense (benefit)	2.6	(1.2	)1/	1.4	10.8	(1.2	)1/	9.6

Net income	$1.1	$1.2		$2.3	$13.9	$1.2		$15.1

Earnings per share:
Basic:
Earnings per share	$0.03	$0.04		$0.07	$0.40	$0.03		$0.43

Weighted average shares outstanding	34,978,646	34,978,646		34,978,646	34,959,819	34,959,819		34,959,819

Diluted:
Earnings per share	$0.03	$0.04		$0.07	$0.40	$0.03		$0.43

Weighted average shares outstanding	35,194,541	35,194,541		35,194,541	35,066,417	35,066,417		35,066,417

Note to adjustment above:

1/	Adjustment reflects the elimination of the deferred tax asset adjustment during the fourth quarter of 2011.